Exhibit 99.1


  [General Mills Logo]


               GENERAL MILLS AND DIAGEO TO COMBINE THEIR WORLDWIDE
                            CONSUMER FOODS OPERATIONS

    GENERAL MILLS' ACQUISITION OF PILLSBURY CREATES $13 BILLION PREMIER FOOD
                                    MARKETER

             DIAGEO TO HOLD 33 PERCENT EQUITY STAKE IN GENERAL MILLS

                  MINNEAPOLIS, MINN. and LONDON, U.K. - July 17, 2000 - General Mills, Inc. (NYSE: GIS) and Diageo plc (LSE: DGE; NYSE: DEO) today announced that their boards of directors have unanimously approved a definitive agreement, under which General Mills will acquire Diageo's worldwide Pillsbury operations in a transaction valued at $10.5 billion. Under the terms of the agreement, General Mills will acquire Pillsbury in a stock-for-stock exchange. Consideration to Diageo will include 141 million common shares of General Mills, valued at $38 per share. This will represent 33 percent of an expected 426 million basic common shares outstanding. The total value of the transaction also includes Pillsbury debt of $5.14 billion. Of the $10.5 billion transaction value, up to $642 million will be repaid to General Mills at the first anniversary of the closing, depending on the General Mills stock price at that time.

      General Mills will account for the acquisition of the Pillsbury businesses as a purchase. The transaction is expected to close in late calendar 2000, following regulatory review and required approval by Diageo and General Mills shareholders. General Mills expects the transaction to be accretive to its cash earnings per share in fiscal 2002 and neutral to reported earnings per share in fiscal 2004.

      General Mills will have pro forma annual sales of approximately $13 billion, including proportionate joint-venture revenues, and pro forma operating profits of approximately $1.9 billion (before cost savings). General Mills' expanded business portfolio will be focused on brands that hold leadership positions across a number of refrigerated, frozen and dry grocery categories, including Pillsbury refrigerated baked goods, Yoplait yogurt, Hungry Jack frozen waffles, Totino's frozen pizza snacks, Betty Crocker dessert, dinner and side dish mixes, and Big G cereals.

      General Mills Chairman and Chief Executive Officer Steve Sanger said, "We are very excited about the addition of Pillsbury's businesses to our lineup, because we expect them to accelerate our top-line growth. Virtually all of Pillsbury's leadership brands compete in growing market categories, several of which represent dynamic new growth platforms for General Mills. We see excellent opportunities to build these businesses with the same mix of product and marketing innovation that has been fueling consistent growth by our current portfolio. In addition, our complementary operations promise strong manufacturing, distribution and sales synergies that will contribute to growth on the bottom line.


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       "We're equally excited about welcoming Pillsbury people around the globe to the General Mills family," Sanger continued. "Our two companies have similar cultures, due in part to a shared Minnesota heritage that traces back more than a century. We know the experiences and insights of Pillsbury people will be key drivers of our future success."

      Paul S. Walsh, Chief Operating Officer of Diageo, said, "This agreement creates significant long-term value for the shareholders of both Diageo and General Mills. This deal combines two powerful and complementary brand portfolios to create a major force in the U.S. food industry. It gives the Pillsbury brands the right platform from which to achieve their full potential."

      General Mills estimates that this combination will result in cost savings of approximately $25 million in fiscal 2001 and approximately $220 million in fiscal 2002, increasing to approximately $400 million annually by 2003. The anticipated savings reflect streamlining of general and administrative functions, greater supply chain efficiencies, synergies in selling and marketing activities, and increased economies of scale.

      General Mills' plans call for the divestiture of Pillsbury's North American dessert mix business, as well as Pillsbury's North American Green Giant canned vegetable business. These divestitures are expected to be completed by the end of fiscal 2002.

Key Competitive Strengths of the New General Mills:

o General Mills' sales will almost double, to nearly $13 billion, and its stronger, more balanced portfolio will be geared for faster growth. Pillsbury's major retail categories have been growing at a significantly faster rate than General Mills' categories. In addition, General Mills' new business mix has a much stronger convenience profile, with nearly 80 percent of retail sales generated by ready-to-eat or quick-to-prepare foods.

o Beyond retail, General Mills will have significantly broader scale and capabilities in the fast-growing Foodservice channel. Combined pro forma Foodservice sales will exceed $1.7 billion, making General Mills one of the top U.S. Foodservice manufacturers.

o Our pro forma sales in fast-growing international markets will double, to $2.3 billion. In combining these businesses, General Mills will now have manufacturing, distribution and sales infrastructure in a number of global markets, including the U.K., Western Europe, Latin America and Australia.

o The company will be the market leader in the $1.5 billion U.S. refrigerated dough category. This business significantly expands General Mills' participation in refrigerated foods, where the company already holds leadership positions in the $2 billion yogurt category, and the $580 million market for refrigerated entrees.

o General Mills will compete in two new breakfast food categories, with Hungry Jack frozen waffles and Pillsbury frozen pastries complementing the Big G ready-to-eat cereal line.


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o   The company will market a broader array of convenient lunch and dinner choices, with Totino's frozen pizza and snacks, Green Giant frozen vegetables and meal starters, Progresso soups, and Old El Paso Mexican foods joining the Betty Crocker dinner and side dish mix businesses.

      "The addition of Pillsbury fits very well with the key growth strategies we've defined for General Mills, and enhances our future prospects," Sanger concluded. "Since 1995, our reported sales have grown at a 6 percent compound rate. With our new portfolio, we expect our topline growth rate to be at least a percentage point higher. And as a result of this combination we are adding 1 to 2 points to our double-digit EPS growth rate target, bringing it to a range of 11 to 15 percent."

      The transaction value includes a contingent amount of $642 million, which may be repaid to General Mills on the one-year anniversary of the closing date. If the average trading price of General Mills common stock for the 20 days preceding that anniversary date is $42.55 per share or more, General Mills will receive the entire contingent payment. If the average trading price is $38.00 or below, Diageo will retain the contingent amount. If the average price is between these figures, Diageo and General Mills will share the contingent payment.

      The agreement includes a standstill provision, under which Diageo is precluded from buying additional shares in General Mills for a 20-year period following the close of the transaction or for three years following the date on which Diageo owns less than 5 percent of General Mills' outstanding shares, whichever is earlier. The agreement also generally requires pass-through voting by Diageo, so its shares will be voted in the same proportion as the other General Mills shares are voted. Diageo has committed to reduce its shareholding in General Mills over a ten-year time period. Diageo initially will designate two directors to join General Mills' board, bringing the board size to thirteen. The Diageo designees are expected to be Paul S. Walsh, Chief Operating Officer, Diageo, and Jack Keenan, Chief Executive Officer of Diageo's UDV unit. This representation will be reduced as Diageo's ownership stake declines. So long as Diageo retains board representation, it will vote all of its General Mills shares in favor of the board-nominated slate of directors that includes its designees.

      Projected fiscal 2001 cash flow from operations is estimated at approximately $1.0 billion. General Mills intends to maintain its prevailing annual dividend of $1.10 per share.

      Evercore Partners and Merrill Lynch are acting as financial advisors to General Mills, with Wachtell, Lipton, Rosen & Katz and Collier Shannon Scott acting as legal counsel. Diageo's financial advisors are UBS Warburg and Greenhill & Co., with Sullivan & Cromwell acting as U.S. legal counsel and Slaughter and May as English legal counsel.


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ABOUT GENERAL MILLS

      General Mills is a leading manufacturer and marketer of consumer foods products, with fiscal 2000 worldwide sales of $7.5 billion. Major U.S. businesses include: Big G ready-to-eat cereals, Betty Crocker dessert, baking and dinner mix products, snack products, and Yoplait and Colombo yogurt. The company's expanding international operations include company-owned businesses in Canada, Mexico and China, as well as a snacks joint venture in continental Europe with PepsiCo and a worldwide cereal joint venture with Nestle. More information is available at www.generalmills.com.

ABOUT DIAGEO

      Diageo is one of the world's leading consumer goods companies. Formed in December 1997 through the merger of GrandMet and Guinness, Diageo has an outstanding portfolio of world famous consumer brands including Smirnoff, Johnnie Walker, Guinness, J&B, Gordon's, Tanqueray, Pillsbury and Burger King. Diageo employs some 72,000 people across more than 200 markets worldwide. For more information about Diageo, visit their website at www.diageo.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

 This press release contains forward-looking statements based on management's current expectations and assumptions. Such statements are subject to certain risks and uncertainties that could cause actual results to differ. In particular, our predictions about the Pillsbury acquisition could be affected by regulatory and stockholder approvals; integration problems; failure to achieve synergies; unanticipated liabilities; inexperience in new business lines; and changes in the competitive environment. In addition, our future results also could be affected by a variety of factors such as: competitive dynamics in the U.S. ready-to-eat cereal market, including pricing and promotional spending levels by competitors; the impact of competitive products and pricing; product development; actions of competitors other than as described above; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards; customer demand; effectiveness of advertising and marketing spending or programs; consumer perception of health-related issues; economic conditions, including changes in inflation rates or interest rates; fluctuations in the cost and availability of supply-chain resources; and foreign economic conditions, including currency rate fluctuations. The company undertakes no obligation to publicly revise any forward-looking statements to reflect future events or circumstances.

 In connection with this transaction, General Mills will be filing a Proxy Statement with the Securities and Exchange Commission. SECURITY HOLDERS OF GENERAL MILLS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THIS BUSINESS COMBINATION. Investors and security holders may obtain a free copy of the statement when it becomes available at the Securities and Exchange Commission's website at www.sec.gov.


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CONTACTS:

GENERAL MILLS, INC.                       DIAGEO PLC
INVESTORS:                                INVESTORS:
Kris Wenker                               Catherine James
VP, Investor Relations                    Group Investor Relations Director
763-764-2607                              011 44 20 7927 5272

MEDIA:                                    MEDIA:
Austin Sullivan                           Kathryn Partridge
SVP, Corporate Relations                  Group Head of Corporate Communications
763-764-7264                              011 44 20 7927 5225

Josh Silverman / Joele Frank
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449